Exhibit 23

Consent of Independent Registered Public Accounting Firm
Callisto Pharmaceuticals, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-119648 and 333-130716) and Form S-3 (Nos. 333-128254, 333-115471 and 333-123863) of Callisto Pharmaceuticals, Inc. and subsidiaries of our report dated March 29, 2006, relating to the consolidated financial statements which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
New York, NY

March 29, 2006